UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

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NET2PHONE, INC.

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(Exact name of registrant as specified in its charter)

000-26763
(Commission File Number)

Delaware	22-3559037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

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520 Broad Street
Newark, New Jersey 07102
(Address of principal executive offices, with zip code)

(973) 438-3111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

         Written communications pursuant to Rule 425 under the Securities Act

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, Net2Phone, Inc. (“Net2Phone”), IDT Corporation, a Delaware corporation (“IDT”) and NTOP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of IDT (“Merger Sub”), entered in to an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, IDT will acquire Net2Phone in a taxable all-cash transaction for total equity consideration of approximately $28.1 million in the aggregate. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Net2Phone (the “Merger”), with Net2Phone continuing as the surviving corporation, the effect of which is to make Net2Phone a wholly owned subsidiary of IDT. Stockholders of Net2Phone will receive $2.05 in cash in exchange for each share of common stock and Class A common stock of Net2Phone, without interest. Following the merger, Net2Phone will be a privately held, wholly-owned subsidiary of IDT, and shares of Net2Phone common stock will cease to be quoted on the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

Consummation of the Merger is subject to closing conditions relating to approval by Net2Phone’s stockholders and the absence of certain legal impediments to the consummation of the Merger.

Net2Phone’s Board of Directors (the “Board”) has unanimously approved the Merger Agreement, following the recommendation of the Independent Committee of the board of directors of Net2Phone. During the course of its deliberations, the Independent Committee has been advised by Kirkland & Ellis, LLP as legal advisor and The Blackstone Group, L.P. as financial advisor. Prior to making its determination, the Independent Committee received the opinion of The Blackstone Group, L.P. that, as of February 16, 2006 and subject to certain qualifications set forth in the opinion, the consideration of $2.05 per share in cash, without interest, in the proposed merger is fair to the holders of shares of Net2Phone’s capital stock (other than IDT and its subsidiaries) from a financial point of view. The Merger Agreement contains customary representations, warranties and covenants made by the parties to each other. Net2Phone’s covenants include that, from February 17, 2006 to the effective time of the Merger, it will (i) conduct its business in the ordinary course consistent with past practice, (ii) not engage in certain kinds of transactions during such period, (iii) not (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning an alternative business combination transactions, and (iv) conduct a consent solicitation to obtain the consent of Net2Phone’s stockholders to adopt the Merger Agreement and thereby approve the Merger, and (v) subject to certain exceptions, recommend, through its Board of Directors, that Net2Phone’s stockholders consent to the Merger Agreement and the Merger.

The Merger Agreement also provides, upon consummation of the Merger, for the cash-out of any outstanding stock options under Net2Phone’s stock option plans, in an amount per option equal to the excess, if any, of $2.05 over the per share exercise price of each such option, multiplied by the amount of shares covered by each such option.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Net2Phone or IDT or its affiliates. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Merger Agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Merger Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they are modified in important part by the underlying disclosure schedule. This disclosure schedule contains information that has been included in Net2Phone’s prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Net2Phone’s public disclosures.

About the Proposed Transaction

Net2Phone will file a consent solicitation statement and other documents regarding the proposed merger with the Securities and Exchange Commission (“SEC”). NET2PHONE’S STOCKHOLDERS ARE URGED TO READ NET2PHONE’S SOLICITATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive solicitation statement will be sent to Net2Phone’s stockholders seeking their consent for the transaction. Investors may obtain a free copy of the solicitation statement and other documents filed by Net2Phone with the Commission at the Commission’s website at www.sec.gov, or by directing a request to: Net2Phone, Inc., 520 Broad Street, Newark, NJ 07012, Attention: Investor Relations.

Howard S. Jonas, a director of the Company, and James A. Courter, Vice-Chairman of the Company’s board of directors, are also directors of IDT and will be subject to Rule 13e-3 promulgated under the Securities Exchange Act of 1934. In addition, Net2Phone and its other officers and directors may, under the rules of the Commission, may be deemed to be participants in the solicitation of consents in connection with the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the solicitation statement when it becomes available.

Item 8.01      Other Events.

A copy of the joint press release issued by Net2Phone and IDT on February 17, 2006 announcing the Merger Agreement is filed as Exhibit 99.1 and is incorporated by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Net2Phone, IDT, and Merger Sub, dated as of February 17, 2006

99.1	Press Release dated February 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET2PHONE, INC.

Date: February 21, 2006	By:	/s/ GLENN J WILLIAMS
	Name:	Glenn J. Williams
	Title:	Executive Vice President of Business and Legal Affairs, General Counsel and Secretary of the Company